SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

CYBER APPS WORLD, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50693	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 805-0632

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On June 23, 2022, following the creation of the series of preferred shares noted in Item 3.03 below, we issued 100,000 shares of Series A Super Voting Preferred Stock to Kateryna Malenko, one of our directors. We sold these shares to Ms. Malenko for consideration of $0.001 per share, or $100.

We issued these shares of preferred stock pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance does not constitute a public offering of our shares.

In connection with this issuance, Ms. Malenko was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

Item 3.03	Material Modification to Rights of Security Holders.

On June 22, 2022, our Board of Directors approved the creation of a series of preferred stock to be designated Series A Super Voting Preferred Stock (the “Series A Stock”), to consist of 1,000,000 shares, par value $0.001 per share. The Series A Stock shall have the following preferences, powers, designations and other special rights:

1.       Voting.

Each share of Series A Stock shall entitle the holder to 10,000 votes on all matters submitted to the shareholders of the Company’s common stock. A holder of the Series A Stock shall vote together with the holders of Common Stock as a single class upon all matters submitted to the Common Stock shareholders.

2.       Dividends.

The holders of Series A Stock of the Company shall not be entitled to receive dividends paid on the Company’s Common Stock.

3.       No Liquidation Preference.

Upon liquidation, dissolution and winding up of the Company, whether voluntary or involuntary, the holders of the Series A Stock then outstanding shall not be entitled to receive out of the assets of the Company, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the holder of Common Stock.

4.       Conversion.

Series A Stock will not be convertible into the shares of the Company’s Common Stock.

The purpose of the creation of the Series A Stock is to ensure the continuity of our management in pursuing our business plan in the midst of dilution following the conversion of convertible promissory notes held by third-party lenders.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: June 24, 2022	By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irfan Rafimiya Kazi, President

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